                                                                     EXHIBIT 4.1



                   CERTIFICATE OF DESIGNATIONS OF THE POWERS
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF
                      PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                                       OF

                        8 1/2% CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK
                             GREYHOUND LINES, INC.



               ------------------------------------------------
                         Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware
               ------------------------------------------------


          Greyhound Lines, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Restated Certificate of Incorporation (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, by a meeting duly called and held on March 11, 1997, duly approved and adopted the following resolution (the "Resolution"):

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 8 1/2% Convertible Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $25.00 per share, consisting initially of 2,760,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "8 1/2% Convertible Exchangeable Preferred Stock" (the "Preferred Stock"). The number of shares constituting such series shall be 2,760,000. The liquidation preference of the Preferred Stock (the "Liquidation Preference") shall be $25.00 per share.

          (b) Rank. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of common stock of the Company and to each other class of capital stock or series of preferred stock established after April 11, 1997 by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"); (ii) on a parity with any class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock established after the Preferred Stock Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). The Preferred Stock shall be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities, provided that the Company may not issue any new class of Senior Securities without the approval of the Holders of at least 66 2/3% of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, together as one class. The Preferred Stock shall rank junior in right of payment to all indebtedness and other obligations of the Company.

          (c) Dividends,

          (i) Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends an each share of Preferred Stock, at a rate per annum equal to 8 1/2% of the Liquidation Preference per share of the Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on August 1, 1997, 1997. Each distribution in the form of a dividend shall be payable to the Holders of record as they appear on the stock register of the Company on the record date for such purpose fixed by the Board of Directors, which shall not be less than 10 nor more than 60 days preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of shares of the Preferred Stock on the Exchange Date or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any cash dividends on shares of the Preferred Stock at any time.

          (iv) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph
     (f)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (v) Except as set forth in the following sentence, no dividends shall be declared by the Board of Directors or paid or funds set apart for the payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in cash or declared and a sum in cash set apart sufficient for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such dividends on such Parity Securities. If full dividends in cash are not so paid upon the shares of the Preferred Stock and any other Parity Securities, all dividends declared upon the Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared on each class or series of the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the aggregate accrued dividends on the Preferred Stock and such Parity Securities bear to each other.

          (vi) (A) Holders of shares of the Preferred Stock shall be entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

          (B) So long as any shares of Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith have been paid or deemed paid in full on the Preferred Stock for all past Dividend Periods.

          (C) So long as any shares of the Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless the dividends determined in accordance herewith on the Preferred Stock have been paid or deemed paid in full for all past Dividend Periods.

          (vii) Dividends payable on shares of the Preferred Stock for any period of less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in any period of less than one month. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

          (d) Liquidation Preference.

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution, the Liquidation Preference, plus an amount in cash equal to accumulated and unpaid dividends and Liquidated Damages, if any, thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made or any assets distributed to the holders of any Junior Securities. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in fall, then the holders of the Preferred Stock and the Parity Securities shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends and Liquidated Damages, if any, determined as of the date of such voluntary or involuntary liquidation, dissolution or winding-up, to which each is entitled. After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends and Liquidated Damages, if any, to which they are entitled, the Holders of shares of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

          (ii) For the purposes of this paragraph (d) only, neither the sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

          (e) Conversion.

          (i) A Holder of shares of Preferred Stock may convert such shares into Common Stock at any time on or after July 15, 1997. For the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion, except that the right to convert shares of Preferred Stock called for redemption shall terminate at the close of business on the Business Day preceding the Redemption Date and shall be lost if not exercised prior to that time (unless the Company shall default in payment of the Optional Redemption Price). Immediately following such conversion, the rights of the Holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

          (ii) To convert Preferred Stock, a Holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Preferred Stock, (B) notify the Company at such office that he elects to convert Preferred
     Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required. In the event that a Holder fails to notify the Company of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the Holder satisfies all those requirements is the "Conversion Date." As soon as practical,the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion, a payment in cash for any fractional share and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. No payment or adjustment will be made for accrued and unpaid dividends on converted shares of Preferred Stock or for dividends on any Common Stock issued upon such conversion. A share of Preferred Stock surrendered for conversion during the period from the close of business on any record date for the payment of dividends to the opening of business of the corresponding Dividend Payment Date must be accompanied by a payment in cash in an amount equal to the dividend payable on such Dividend Payment Date, unless such share of Preferred Stock has been called for redemption on a redemption date occurring during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date. The dividend payment with respect to a share of Preferred Stock called for redemption on a date during the period from the close of business on any record date for the payment of dividends to the close of business on the business day immediately following the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record Holder of such share on such record date, notwithstanding the conversion of such share after such record date and prior to such Dividend Payment Date, and the Holder converting such share of Preferred Stock need not include a payment of such dividend amount upon surrender of such share of Preferred Stock for conversion. If a Holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total value of all shares of Preferred Stock converted. If the last day on which Preferred Stock may be converted is not a Business Day, Preferred Stock may be surrendered for conversion on the next succeeding Business Day.

          (iii) The Company shall not issue a fractional share of Common Stock upon conversion of Preferred Stock. Instead the Company shall pay a cash adjustment for the current market value of the fractional share. The current market value of a fraction of a share shall be determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is Ile Quoted Price of the Common Stock on the last Trading Day prior to the Conversion Date.

          (iv) If a Holder converts shares of Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax that is due because the shares are issued in a name other than the Holder's name.

          (v) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock and shall endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

          (vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph (e)(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend of make any distribution on shares of Common Stock held in the treasury of the Company.

          (vii) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for, purchase or acquire shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph
     (e)(xi) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription, purchase or acquisition, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination of the holders entitled to such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph (e)(vii), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effectively immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this paragraph (e) after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. For the purposes of this paragraph (e)(vii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

          (viii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (ix) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (A) evidences of its indebtedness or
     (B) shares of any class of capital stock, cash or other assets (including securities, but excluding (x) any rights, options or warrants referred to in paragraph (e)(vii) above, (y) any dividend or distribution referred to in paragraph (e)(vi) above, and (z) cash dividends paid from the Company's retained earnings, unless the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid in respect of any repurchases of Common Stock by the Company or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 20% of the Company's market capitalization (being the product of the then current market price per share (determined as provided in paragraph (e)(xi) below) of the Common Stock times the aggregate number of shares of Common Stock then outstanding) on the record date for such distribution), then in each case, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of holders of Common Stock entitled to receive such distribution shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph
     (e)(xi) below) of the Common Stock on such date of determination (or, if earlier, on the date on which the Common Stock goes "ex-dividend" in respect of such distribution) less the then fair market value as determined by the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with any Conversion Agent) of the portion of the capital stock, cash or other assets or evidences of indebtedness so distributed (and for which an adjustment to the Conversion Price has not previously been made pursuant to the terms of this paragraph (e)) applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately after the opening of business on the day following such date of determination of the holders entitled to such distribution. The following transactions shall be excluded from the foregoing clauses (1) and (2): (I) repurchases of Common Stock issued under the Company's stock incentive programs; (II) dividends or distributions payable-in-kind in additional shares of, or warrants, rights, calls or options exercisable for or convertible into additional shares of Junior Securities; and (III) the redemption of shares of capital stock pursuant to the Company's Shareholder Rights Plan.

          (x) The reclassification or change of Common Stock into securities, including securities other than Common Stock, (other than any reclassification upon a consolidation or merger to which paragraph
     (e)(xviii) below shall apply) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of holders of Common Stock entitled to receive such distribution" within the meaning of paragraph (e)(ix) above), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and

     "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (e)(viii) above).

          (xi) For the purpose of any computation under paragraph (e)(vii) or
     (e)(ix) above, the current market price per share of Common Stock on any day shall be deemed to be the average of the Closing Prices of the Common Stock for the 20 consecutive Trading Days selected by the Board of Directors commencing no more than 30 Trading Days before and ending no later than the day before the day in question; provided that, in the case of paragraph (e)(ix), if the period between the date of the public announcement of the dividend or distribution and the date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or, if earlier, the date on which the Common Stock goes "ex-dividend" in respect of such dividend or distribution) shall be less than 20 Trading Days, the period shall be such lesser number of Trading Days but, in any event, not less than five Trading Days.

          (xii) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (e) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          (xiii) For purposes of this paragraph (e), "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph (e)(xviii) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (xiv) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock. No adjustment in the Conversion Price need be made under paragraphs (e)(vi),
     (e)(vii) and (e)(ix) above if the Company issues or distributes to each Holder of Preferred Stock the shares of Common Stock, evidences of indebtedness, assets, rights, options or warrants referred to in those paragraphs which each Holder would have been entitled to receive had Preferred Stock been converted into Common Stock prior to the happening of such event or the record date with respect thereto.

          (xv) Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Preferred Stock, if any, a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. Subject to paragraph (e)(xvi) below, the certificate shall be conclusive evidence that the adjustment is correct.

          (xvi) The Company from time to time may reduce the Conversion Price if it considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock rights will not be taxable to the holders of Common Stock by any amount, but in no event may the Conversion Price be less than the par value of a share of Common Stock. Whenever the Conversion Price is reduced, the Company shall mail to Holders of Preferred Stock a notice of the reduction. The Company shall mail, first class, postage prepaid, the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect. A reduction of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of paragraphs (e)(vi),
     (e)(vii), (e)(viii) and (e)(ix) above.

          (xvii) If:

               (A) the Company takes any action which would require an adjustment in the Conversion Price pursuant to paragraph
                    (e)(vii), (e)(ix) or (e)(x) above;

               (B) the Company consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Company must approve the transaction; or

               (C)  there is a dissolution or liquidation of the Company;

     the Company shall mail to Holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause
     (A), (B) or (C) of this paragraph (e)(xvii).

          (xviii) In the case of any consolidation of the Company or the merger of the Company with or into any other entity or the sale or transfer of all or substantially all the assets of the Company pursuant to which the Company's Common Stock is converted into other securities, cash or assets, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, transfer or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph (e)(xviii) applies, paragraphs (e)(vi), (e)(vii), (e)(viii), (e)(ix) and (e)(x) do not apply.

          (xix) In any case in which this paragraph (e) shall require that an adjustment as a result of any event become effective from and after a record date, the Company may elect to defer until after the occurrence of such event (A) the issuance to the Holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment and (B) a cash payment for any remaining fractional shares of Common Stock as provided in paragraph
     (e)(iii) above; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such recision to the price that would have been in effect had such event not been authorized, provided that such recision is permitted by and effective under applicable laws.

          (xx) All shares of Preferred Stock converted pursuant to this paragraph (e) shall be restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as shares of any series of preferred stock.

          (f) Redemption.

          (i) Qptional Redemption. (A) The Company may, at the option of the Board of Directors, redeem at any time on or after May 3, 2000, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) hereof, any or all of the shares of the Preferred Stock, at the redemption prices (expressed as a percentage of the Liquidation Preference) set forth below if redeemed during the 12-month period beginning on May 3 of each of the years indicated below:


                    Year                             Percentage
                    ----                             ----------
                    2000.........................      104.86%
                    2001.........................      103.64%
                    2002.........................      102.43%
                    2003.........................      101.21%
                    2004 and thereafter..........     100.000%

     plus, in each case, an amount in cash equal to all accumulated and unpaid dividends per share, (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date fixed for redemption (the "Redemption Date") and Liquidated Damages, if any (the "Optional Redemption Price"), provided, that no optional redemption pursuant to this paragraph (f)(i)(A) shall be authorized or made unless prior to the applicable Redemption Notice all accumulated and unpaid dividends for Dividend Periods ended prior to the date of such Redemption Notice shall have been paid in cash.

          (B) In the event of a redemption pursuant to paragraph (f)(i)(A) hereof of only a portion of the then outstanding shares of the Preferred Stock, the Company shall effect such redemption pro rata according to the number of shares held by each Holder of the Preferred Stock or by lot, as may be determined by the Company in its sole discretion; provided that the Company may redeem all shares held by Holders of fewer then 100 shares of Preferred Stock (or by Holders that would hold fewer than 100 shares of Preferred Stock following such redemption) prior to its redemption of other shares of Preferred Stock.

          (ii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the Redemption Date of the Preferred Stock, the Company shall make a public announcement of the redemption, and shall mail written notice (the "Redemption Notice") by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1)  that the redemption is pursuant to paragraph (f)(i)(A) hereof,

          (2)  the Optional Redemption Price;

          (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

          (4) the number of shares of Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

          (5)  the Redemption Date;

          (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed;

          (7) the name of any bank or trust company performing the duties referred to in paragraph (f)(ii)(D) hereof; and

          (8) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the Optional Redemption Price.

          (B) Each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redemption shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price without interest.

          (D) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date specified therein the, funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the close of business on the day on which such funds are so deposited, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect of such shares shall forthwith cease and terminate and, for the purposes of paragraphs (f)(ii)(A)(8) and (f)(ii)(C) above, the Company will be deemed to have paid the Optional Redemption Price on the Redemption Date, except only the right of Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right of the Holders thereof to convert such shares as provided in paragraph (f) hereof to the Business Day preceding the Redemption Date. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or any state thereof, shall have capital, surplus and undivided profits aggregating at least $ 100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, in respect of shares of the Preferred Stock that are subsequently converted shall be promptly returned to the Company. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof.

          (g) Voting Rights.

          (i) The Holders of shares of Preferred Stock, except as otherwise required under Delaware law, the Certificate of Incorporation or as set forth in paragraphs (g)(ii), (g)(iii) and (g)(iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Preferred Stock are outstanding, the Company shall not authorize any class of Senior Securities without the affirmative vote or consent of Holders of at least 66 2/3% of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (B) So long as any shares of the Preferred Stock are outstanding, the Company shall not amend this Certificate of Designations so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock or to authorize the issuance of any additional shares of Preferred Stock without the affirmative vote or consent of Holders of at least 66 2/3% of the issued and outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (C) Except as set forth in paragraph (g)(ii)(A) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of the Holders of Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the Preferred Stock.

          (iii) (A) If (1) dividends on the Preferred Stock are in arrears and unpaid for six quarterly dividend periods (whether or not consecutive) (a "Dividend Default"); or (2) the Company fails to make a Preferred Stock Change of Control Offer or to repurchase all of the Preferred Stock validly tendered in a Preferred Stock Change of Control Offer pursuant to the provisions of paragraph (i) hereof (a "Change of Control Default") (in each case, a "Voting Rights Triggering Event"), then the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of the majority of the then outstanding Preferred Stock, voting separately as one class, to elect two directors. Holders of a majority of the issued and outstanding shares of the Preferred Stock, voting separately as one class, shall have the exclusive right to elect such members of the Board of Directors at a meeting therefor called upon occurrence of such Dividend Default or Change of Control Default, as the case may be, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of the Preferred Stock expire (other than as described in (g)(iii)(B) below).

          (B) The right of the Holders of Preferred Stock voting separately as one class to elect members of the Board of Directors as set forth in paragraph (g)(iii)(A) above shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends and Liquidated Damages, if any, that are in arrears on the Preferred Stock are paid in full; and (2) in the event such right arises because a Change of Control Default, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to paragraph (g)(iii)(A) shall terminate, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to paragraph (g)(iii)(A) hereof if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 10% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing the directors that such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 20 days after personal service of said written request upon the Secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this paragraph (g)(iii)(B), no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph (g)(iii)(B).

          (C) At any meeting held for the purpose of electing directors at which the Holders of Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

          (D) Directors elected pursuant to this paragraph (g) shall serve until the earlier of (1) the next annual meeting of the stockholders and until their successors are qualified or (2) the time specified in paragraph (g)(iii)(B) above. Any vacancy occurring in the office of a director elected by the Holders of shares of the Preferred Stock may be filled by the remaining director elected by the Holders of shares of the Preferred Stock unless and until such vacancy shall be filled by the Holders of shares of the Preferred Stock.

          (iv) In any case in which the Holders of shares of the Preferred Stock shall be entitled to vote pursuant to this paragraph (g) or pursuant to Delaware law, each Holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock held.

          (h) Exchange.

          (i) Requirements. (A) The Company at its option may exchange all, but not less than all, of the then outstanding shares of Preferred Stock into the Company's 8 1/2% Convertible Subordinated Debentures due 2009 (the "Exchange Debentures") on any Dividend Payment Date on or after April 16, 1999, provided that within 30 days of the Exchange Date, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder, which notice shall state: (1) that the Company is exercising its option to exchange the Preferred Stock into Exchange Debentures pursuant to this Certificate of Designations; (2) the date of the exchange (the "Exchange Date"), which date shall not be less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed; (3) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, his certificate or certificates representing the shares of Preferred Stock to be exchanged; (4) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and (5) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (u) through (z) below are satisfied, the Company shall issue Exchange Debentures in exchange for the Preferred Stock as provided in the clause (B) of this paragraph (h)(i), provided that on the Exchange Date: (u) there are no accumulated and unpaid dividends or Liquidated Damages on the Preferred Stock (including the dividends payable and Liquidated Damages on such date) or other contractual impediment to such exchange; (v) there shall be legally available funds sufficient therefor; (w) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the date of such exchange, or the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange, and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof, other than any such restriction to which the holder thereof already is subject on the Exchange Date, and such exemption is relied upon by the Company for such exchange,
     (x) the Exchange Debenture Indenture and the trustee thereunder shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); (y) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Debenture Indenture) would exist under the Exchange Debenture Indenture; and (z) the Company shall have delivered to the trustee under the Exchange Debenture Indenture a written opinion of counsel, dated the Exchange
     Date, regarding the satisfaction of the conditions set forth in clauses
     (u), (v), (w) and (x). In the event that the issuance of the Exchange Debentures is not permitted on the Exchange Date or any of the conditions set forth in clause (u) through (z) of the preceding sentence are not satisfied on the Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

          (B) Upon any exchange pursuant to paragraph (g)(i)(A), Holders of outstanding shares of Preferred Stock shall be entitled to receive $1,000 principal amount of Exchange Debentures for each 40 shares of Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the date of exchange) and Liquidated Damages, if any; provided, that the Company shall pay cash in lieu of issuing an Exchange Debenture in a principal amount of less than $1,000. On and after the Exchange Date, unless the Company defaults in the issuance of Exchange Debentures in exchange for the Preferred Stock, dividends will cease to accrue on the outstanding shares of Preferred Stock, and all rights of the Holders of Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends and Liquidated Damages, if any, to the Exchange Date and cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate, and the Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures.

          (ii) Procedure for Exchange. (A) On or before the Exchange Date, each Holder of Preferred Stock shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

          (B) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (1) the Exchange Debenture Indenture shall have been duly executed and delivered by the Company and the trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then dividends shall cease to accrue on the outstanding shares of Preferred Stock, and all rights of the Holders of Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accrued and unpaid dividends and Liquidated Damages, if any, to the Exchange Date and cash in lieu of any Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate. The Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the holder of such Exchange Debentures.

          (i) Change of Control.

          (i) Subject to paragraph (i)(v) hereof, upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Preferred Stock Change of Control Offer") to each Holder of shares of Preferred Stock to repurchase all or any part of such Holder's shares of Preferred Stock at an offer price in cash equal to 100% of the aggregate Liquidation Preference thereof plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date) and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment").

          (ii) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction that constitutes the Change of Control, together with such other information as may be required pursuant to the securities laws, and stating: (A) that the Change of Control Offer is being made pursuant to this Certificate of Designations and that, to the extent, lawful, all shares of Preferred Stock validly tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designations; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Preferred Stock repurchased.

          (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (A) accept for payment shares of Preferred Stock validly tendered pursuant to the Change of Control Offer and (B) promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the purchase price for such shares and (B) unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Preferred Stock Change of Control Offer, dividends will cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Preferred Stock Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (iv) The Company shall comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

          (v) Notwithstanding the foregoing, prior to complying with this paragraph (i), but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding indebtedness necessary to permit the repurchase of the Preferred Stock required by this paragraph (i).

          (vi) Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Certificate of Designations applicable to a Change of Control Offer made by the Company and purchases all of the Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

          (j) Preemptive Rights. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          (k) Reissuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

          (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

          (m) Merger, Consolidation and Sale of Assets. Without the vote or consent of the Holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless (i) the entity formed by such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (in any such case, the "resulting entity") is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Company is not the resulting entity, the Preferred Stock is converted into or exchanged for and becomes shares of such resulting entity, having in respect of such resulting entity the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction; and (iii) immediately after giving effect to such transaction, no Voting Rights Triggering Event has occurred and is continuing. The resulting entity of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designations.

          (n) Reports. Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company shall file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the

Commission, furnish to the Holders of the Preferred Stock (i) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, the Company shall furnish to the Holders of the Preferred Stock, prospective purchasers of shares of Preferred Stock and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (o) Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

          (p) Headings of Subdivisions. The headings of various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

          (q) Severability of Provisions. If any right, preference or limitation of the Preferred Stock set forth in this Certificate of Designations filed pursuant hereto (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, as amended, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          (r) Notice of the Company. All notices other communications required or permitted to be given to the Company hereunder shall be made by first-class mail, postage prepaid, to the Company at its principal executive offices (currently located on the date of the adoption of these Resolutions at the following address: Greyhound Lines, Inc., 15110 North Dallas Parkway, Suite 600, Dallas, Texas 75248, Attention: General Counsel). Minor imperfections in any such notice shall not affect the validity thereof.

          (s) Limitations. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as may be amended from time to time) or otherwise in the Certificate of Incorporation of the Company.

          (t) Definitions. As used in this Certificate of Designations, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

          "Board of Directors" has the meaning set forth in the first paragraph of this Certificate of Designations.

          "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership interests, whether common or preferred.

          "Certificate of Incorporation" has the meaning set forth in the first paragraph of this Certificate of Designations.

          "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as such terms are used in Section 13(d)(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company, unless (A) the Closing Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the announcement of such Change of Control equals or exceeds 105% of the Conversion Price then in effect or (B) at least 90% of the consideration in the transaction or transactions constituting a Change of Control pursuant to clause (iii) consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Preferred Stock become, convertible solely into such common stock (and any rights attached thereto), or (iv) the first day on which more than a majority of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a subsidiary of another entity shall not constitute a Change of Control if (A) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (B) immediately following the consummation of such transaction, no "person" or "group" (as such terms are defined above), other than such other entity (but including holders of equity interests of such other entity), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

          "Change of Control Default" has the meaning set forth in paragraph
     (g)(iii) hereof.

          "Change of Control Payment" has the meaning set forth in paragraph
     (i)(i) hereof.

          "Change of Control Payment Date" has the meaning set forth in paragraph (i)(ii) hereof.

          "Closing Price" means for each Trading Day, the last reported sale price regular way on the American Stock Exchange (or if the American Stock Exchange is not the principal national securities exchange on which the Common Stock is listed or admitted for trading, on such other national securities exchange or, if the Common Stock is not so listed or admitted for trading on the American Stock Exchange or any other national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the corporation for that purpose).

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          "Company" has the meaning set forth in the first paragraph of this Certificate of Designations.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on the date of original issuance of the Preferred Stock or (ii) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

          "Conversion Date" has the meaning set forth in paragraph (e)(ii) hereof.

          "Conversion" shall initially mean $4.875 and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph
     (e) hereof.

          "Dividend Default" has the meaning set forth in paragraph (g)(iii) hereof.

          "Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Date" means a date on which shares of Preferred Stock are exchanged by the Company for Exchange Debentures.

          "Exchange Debentures" has the meaning set forth in paragraph (h)(i) hereof.

          "Exchange Debenture Indenture" means that certain indenture under which the Exchange Debentures will be issued.

          "Exchange Notice" has the meaning set forth in paragraph (h)(i) hereof.

          "Holder" means a holder of shares of Preferred Stock as reflected in the stock records of the Company or the transfer agent for the Preferred Stock.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Junior Securities" has the meaning set forth in paragraph (b) hereof.

          "Liquidated Damages" means all liquidated damages then owing under the Registration Rights Agreement.

          "Liquidation Preference" has the meaning set forth in paragraph (a) hereof.

          "Optional Redemption Price" has the meaning set forth in paragraph
     (f)(i) of this Certificate of Designations.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock" has the meaning set forth in paragraph (a) hereof.

          "Preferred Stock Change of Control Offer" has the meaning set forth in paragraph (i)(i) hereof.

          "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued by the Company under this Certificate of Designation.

          "Quoted Price" means the last reported sales price of the applicable security on the principle exchange (including, if applicable, the Nasdaq National Market) on which the applicable security is listed or admitted for trading (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed or admitted for trading, the last reported bid price of the applicable security in the over-the-counter market. In the event that the Quoted Price cannot be determined as aforesaid, the Board of Directors of the Company shall determine the Quoted Price on the basis of such quotations as it in good faith considers appropriate.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1 and November 1 and ending on the day before the following Dividend Payment Date.

          "Redemption Date" with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Company.

          "Redemption Notice" has the meaning set forth in paragraph (f)(ii) hereof.

          "Registration Rights Agreement" means the Registration Rights Agreement with respect to the Preferred Stock, dated as of April 16, 1997, by and between the Company and Bear, Stearns & Co. Inc., as such agreement may be amended, modified or supplemented from time to time.

          "Resolution" has the meaning set forth in the first paragraph of this Certificate of Designations.

          "Senior Securities" has the meaning set forth in paragraph (b) hereof.

          "Shareholder Rights Plan" means the Amended and Restated Rights Agreement dated as of April 8, 1997 by and between the Company and Mellon Securities Trust Company, as Rights Agent.


          "Trading Day" means any day on which the American Stock Exchange or other applicable stock exchange or market is open for business.

          "Trust Indenture Act" has the meaning set forth in paragraph (h)(i) hereof.

          "Voting Rights Triggering Event" has the meaning set forth in paragraph (g)(iii) hereof.


                           [Signatures on Next Page]

     IN WITNESS WHEREOF, Greyhound Lines, Inc. has caused this Certificate to be signed by Steven L. Korby, Executive Vice President and Chief Financial Officer, and attested by Mark E. Southerst, its Secretary, this 15th day of April, 1997.


                                        GREYHOUND LINES, INC.




                                        By: /s/ STEVEN L. KORBY
                                            -----------------------------------
                                            Steven L. Korby
                                            Executive Vice President and Chief
                                            Financial Officer




Attest:



By: /s/ MARK E. SOUTHERST
    -------------------------
    Mark E. Southerst
    Secretary



          [SEAL]